SLM Student Loan Trust 2002-6 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 02/28/05-5/31/2005

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/05	Activity	5/31/2005
A	i	Portfolio Balance	$1,016,017,889.65	$(86,812,384.09)	$929,205,505.56
	ii	Interest to be Capitalized	26,030,049.17		25,467,094.28

	iii	Total Pool	$1,042,047,938.82		$954,672,599.84

	iv	Specified Reserve Account Balance	2,605,119.85		2,386,681.50

	v	Total Adjusted Pool	$1,044,653,058.67		$957,059,281.34

B	i	Weighted Average Coupon (WAC)	3.136%		3.133%
	ii	Weighted Average Remaining Term	120.60		118.80
	iii	Number of Loans	288,692		266,638
	iv	Number of Borrowers	164,370		152,711
	v	Aggregate Outstanding Principal Balance - T-Bill	$85,903,162.79		$77,644,879.05
	vi	Aggregate Outstanding Principal Balance - Comm. Paper	$956,144,776.03		$877,027,720.79

						% of		% of
	Notes			Spread	Balance 03/15/05	O/S Securities*	Balance 06/15/05	O/S Securities*
C	i	A-1L Notes	78442GEF9	0.000%	$—	0.000%	$—	0.000%
	ii	A-2L Notes	78442GEG7	0.020%	—	0.000%	—	0.000%
	iii	A-3L Notes	78442GEH5	0.090%	188,953,058.67	18.088%	101,359,281.34	10.591%
	iv	A-4L Notes	78442GEJ1	0.180%	595,000,000.00	56.957%	595,000,000.00	62.170%
	v	A-4CP Notes	78442GEK8	0.300%	200,000,000.00	19.145%	200,000,000.00	20.897%
	vi	B Notes	78442GEL6	0.460%	60,700,000.00	5.811%	60,700,000.00	6.342%

	vii	Total Notes			$1,044,653,058.67	100.000%	$957,059,281.34	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,605,119.85	$2,386,681.50
	iv	Reserve Account Floor Balance ($)	$2,003,707.00	$2,003,707.00
	v	Current Reserve Acct Balance ($)	$2,605,119.85	$2,386,681.50

	Other Accounts		3/15/2005	6/15/2005
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

*Percentage may not total 100% due to rounding.

II. 2002-6 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$81,067,692.98
	ii	Principal Collections from Guarantor	8,170,007.71
	iii	Principal Reimbursements	304,628.82
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$89,542,329.51

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(8,133.01)
	ii	Capitalized Interest	(2,721,812.41)

	iii	Total Non-Cash Principal Activity	$(2,729,945.42)

C	Total Student Loan Principal Activity		$86,812,384.09

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,065,265.28
	ii	Interest Claims Received from Guarantors	153,149.06
	iii	Collection Fees/Returned Items	49,207.11
	iv	Late Fee Reimbursements	168,595.88
	v	Interest Reimbursements	37,174.95
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,330,108.12
	viii	Subsidy Payments	1,707,125.17

	ix	Total Interest Collections	$9,510,625.57

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,358.89
	ii	Capitalized Interest	2,721,812.41

	iii	Total Non-Cash Interest Adjustments	$2,723,171.30

F	Total Student Loan Interest Activity		$12,233,796.87

G	Non-Reimbursable Losses During Collection Period		$776.18

H	Cumulative Non-Reimbursable Losses to Date		$533,951.90

III. 2002-6 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$17,804,307.03
	ii	Consolidation Principal Payments	71,433,393.66
	iii	Reimbursements by Seller	1,183.40
	iv	Borrower Benefits Reimbursed	274,123.66
	v	Reimbursements by Servicer	(1.55)
	vi	Re-purchased Principal	29,323.31

	vii	Total Principal Collections	$89,542,329.51

B	Interest Collections
	i	Interest Payments Received	$8,110,700.83
	ii	Consolidation Interest Payments	1,144,946.80
	iii	Reimbursements by Seller	41.20
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	36,433.40
	vi	Re-purchased Interest	700.35
	vii	Collection Fees/Returned Items	49,207.11
	viii	Late Fees	168,595.88

	ix	Total Interest Collections	$9,510,625.57

C	Other Reimbursements		$740,096.37

D	Trust Account Investment Income		$463,123.69

E	Funds Released from Capitalized Interest Account		$—

F	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$100,256,175.14
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,501,382.55)

G	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$98,754,792.59

H	Servicing Fees Due for Current Period		$717,860.52

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$737,860.52

IV. 2002-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.770%	2.770%	73,059	52,577	25.307%	19.718%	$296,949,799.04	$189,608,244.05	29.227%	20.405%

Grace
Current	2.770%	2.770%	18,310	32,557	6.342%	12.210%	60,196,693.74	145,057,814.46	5.925%	15.611%

TOTAL INTERIM	2.770%	2.770%	91,369	85,134	31.649%	31.929%	$357,146,492.78	$334,666,058.51	35.152%	36.016%
REPAYMENT
Active
Current	3.530%	3.534%	90,222	82,906	31.252%	31.093%	$266,723,148.38	$238,567,628.45	26.252%	25.674%
31-60 Days Delinquent	3.486%	3.484%	8,988	8,540	3.113%	3.203%	29,823,593.49	26,529,256.86	2.935%	2.855%
61-90 Days Delinquent	3.440%	3.489%	7,547	5,560	2.614%	2.085%	26,379,805.37	16,978,399.31	2.596%	1.827%
91-120 Days Delinquent	3.474%	3.497%	4,724	3,622	1.636%	1.358%	15,537,773.23	10,978,979.58	1.529%	1.182%
> 120 Days Delinquent	3.491%	3.465%	13,600	13,824	4.711%	5.185%	40,821,769.01	42,192,183.85	4.018%	4.541%

Deferment
Current	2.808%	2.805%	38,995	35,013	13.507%	13.131%	155,669,695.04	139,049,268.26	15.322%	14.964%

Forbearance
Current	3.446%	3.444%	31,372	30,358	10.867%	11.385%	118,524,773.54	115,298,179.15	11.666%	12.408%

TOTAL REPAYMENT	3.333%	3.335%	195,448	179,823	67.701%	67.441%	$653,480,558.06	$589,593,895.46	64.318%	63.451%
Claims in Process (1)	3.471%	3.525%	1,865	1,665	0.646%	0.624%	$5,361,130.67	$4,894,087.21	0.528%	0.527%
Aged Claims Rejected (2)	3.370%	3.505%	10	16	0.003%	0.006%	$29,708.14	$51,464.38	0.003%	0.006%
GRAND TOTAL	3.136%	3.133%	288,692	266,638	100.000%	100.000%	$1,016,017,889.65	$929,205,505.56	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.130%	151,897	$448,267,060.95	48.242%
- GSL — Unsubsidized	3.036%	107,623	448,486,138.38	48.266%
- PLUS Loans	4.339%	7,116	32,447,550.91	3.492%
- SLS Loans	5.260%	2	4,755.32	0.001%

- Total	3.133%	266,638	$929,205,505.56	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.105%	215,294	$809,124,391.60	87.077%
- Two Year	3.266%	41,296	96,019,652.17	10.334%
- Technical	3.545%	10,048	24,061,461.79	2.589%
- Other	0.000%	0	0.00	0.000%

- Total	3.133%	266,638	$929,205,505.56	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-6 Student Loan Rate Calculation

A	Borrower Interest Accrued During Collection Period	$5,961,376.07
B	Interest Subsidy Payments Accrued During Collection Period	1,647,907.74
C	SAP Payments Accrued During Collection Period	4,854,403.49
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	463,123.69
E	INV Earnings Accrued for Collection Period (CAP INT ACTS)	0.00
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
G	Net Expected Interest Collections	$12,926,810.99

VII. 2002-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1L Interest Rate	0.000000000	-	0.00000%

B	Class A-2L Interest Rate	0.000000000	(3/15/05 - 6/15/05)	0.00000%

C	Class A-3L Interest Rate	0.007922222	(3/15/05 - 6/15/05)	3.10000%

D	Class A-4L Interest Rate	0.008152222	(3/15/05 - 6/15/05)	3.19000%

E	Class A-4CP Interest Rate	0.008117677	(3/15/05 - 6/15/05)	3.22060%

F	Class B Interest Rate	0.008867778	(3/15/05 - 6/15/05)	3.47000%

VIII. 2002-6 Input from Prior Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$1,016,017,889.65
	ii Interest To Be Capitalized	26,030,049.17

	iii Total Pool	$1,042,047,938.82
	iv Specified Reserve Account Balance	2,605,119.85

	v Total Adjusted Pool	$1,044,653,058.67

B	Total Note and Certificate Factor	0.5162094474
C	Total Note Balance	$1,044,653,058.67

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i Current Factor	0.000000000	0.000000000	0.536417484	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$0.00	$188,953,058.67	$595,000,000.00	$200,000,000.00	$60,700,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$2,605,119.85
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2002-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-G )		$98,754,792.59	$98,754,792.59

B	Primary Servicing Fees-Current Month		$717,860.52	$98,036,932.07

C	Administration Fee		$20,000.00	$98,016,932.07

D	Noteholder’s Interest Distribution Amount
	i	Class A-1L	$0.00	$98,016,932.07
	ii	Class A-2L	$0.00	$98,016,932.07
	iii	Class A-3L	$1,496,928.12	$96,520,003.95
	iv	Class A-4L	$4,850,572.22	$91,669,431.73
	v	Class A-4CP	$1,623,535.34	$90,045,896.39
	vi	Class B	$538,274.11	$89,507,622.28

	vii	Total Noteholder's Interest Distribution	$8,509,309.79

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1L	$0.00	$89,507,622.28
	ii	Class A-2L	$0.00	$89,507,622.28
	iii	Class A-3L	$87,593,777.33	$1,913,844.95
	iv	Class A-4L	$0.00	$1,913,844.95
	v	Class A-4CP	$0.00	$1,913,844.95
	vi	Class B	$0.00	$1,913,844.95

	vii	Total Noteholder's Principal Distribution	$87,593,777.33

F	Increase to the Specified Reserve Account Balance		$0.00	$1,913,844.95

G	Carryover Servicing Fees		$0.00	$1,913,844.95

H	Noteholder’s Interest Carryover
	i	Class A-1L	$0.00	$1,913,844.95
	ii	Class A-2L	$0.00	$1,913,844.95
	iii	Class A-3L	$0.00	$1,913,844.95
	iv	Class A-4L	$0.00	$1,913,844.95
	v	Class A-4CP	$0.00	$1,913,844.95
	vi	Class B	$0.00	$1,913,844.95

	vii	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$1,913,844.95	$0.00

X. 2002-6 Distributions

A	Distribution Amounts		Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due	$0.00	$0.00	$1,496,928.12	$4,850,572.22	$1,623,535.34	$538,274.11
	ii	Quarterly Interest Paid	0.00	0.00	$1,496,928.12	$4,850,572.22	$1,623,535.34	538,274.11

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$0.00	$87,593,777.33	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	0.00	87,593,777.33	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$0.00	$89,090,705.45	$4,850,572.22	$1,623,535.34	$538,274.11

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$1,044,653,058.67
	ii	Adjusted Pool Balance 5/31/05	957,059,281.34

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$87,593,777.33

	iv	Adjusted Pool Balance 2/28/05	$1,044,653,058.67
	v	Adjusted Pool Balance 5/31/05	957,059,281.34

	vi	Current Principal Due (iv-v)	$87,593,777.33
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$87,593,777.33

	ix	Principal Distribution Amount Paid	$87,593,777.33

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$87,593,777.33
D		Total Interest Distribution	8,509,309.79

E		Total Cash Distributions	$96,103,087.12

F	Note Balances			3/15/2005	Pay Down Factor	6/15/2005
	i	A-1 Note Balance	78442GEF9	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GEG7	$—		$—
		A-2 Note Pool Factor		0.000000000	0.000000000	0.000000000

	iii	A-3 Note Balance	78442GEH5	$188,953,058.67		$101,359,281.34
		A-3 Note Pool Factor		0.536417484	0.248669347	0.287748137

	iv	A-4 Note Balance	78442GEJ1	$595,000,000.00		$595,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-4CP Note Balance	78442GEK8	200,000,000.00		200,000,000.00
		A-4CP Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GEL6	$60,700,000.00		$60,700,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,605,119.85
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,913,844.95

	iv	Total Reserve Account Balance Available			$4,518,964.80
	v	Required Reserve Account Balance			$2,386,681.50
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Excess Certificateholder			$2,132,283.30
	viii	Ending Reserve Account Balance			$2,386,681.50

XI. 2002-6 Historical Pool Information

					2004	2003	2002
			02/28/05-5/31/2005	12/01/04-02/28/05	12/1/03-11/30/04	12/1/02-11/30/03	11/05/02-11/30/02

Beginning Student Loan Portfolio Balance			$1,016,017,889.65	$1,135,626,011.47	$1,585,378,440.83	$1,925,930,417.36	$1,961,617,208.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$81,067,692.98	$113,876,404.02	$453,071,204.67	$308,125,522.87	$20,391,329.39
	ii	Principal Collections from Guarantor	8,170,007.71	10,398,392.02	21,490,552.38	$12,134,347.12	102,005.25
	iii	Principal Reimbursements	304,628.82	45,122.98	702,925.54	$44,057,230.07	16,834,581.33
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$89,542,329.51	$124,319,919.02	$475,264,682.59	$364,317,100.06	$37,327,915.97
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(8,133.01)	$34,668.54	$348,595.39	$1,396,085.36	$642,089.44
	ii	Capitalized Interest	(2,721,812.41)	(4,746,465.74)	(25,860,848.61)	(25,161,208.89)	(2,283,213.85)

	iii	Total Non-Cash Principal Activity	$(2,729,945.42)	$(4,711,797.20)	$(25,512,253.22)	$(23,765,123.53)	$(1,641,124.41)

(-)	Total Student Loan Principal Activity		$86,812,384.09	$119,608,121.82	$449,752,429.37	$340,551,976.53	$35,686,791.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,065,265.28	$3,321,386.11	$17,865,500.31	$17,286,507.57	$2,529,714.25
	ii	Interest Claims Received from Guarantors	153,149.06	236,064.03	497,173.22	$378,294.93	596.61
	iii	Collection Fees/Returned Items	49,207.11	46,595.39	130,098.67	$54,179.38	1,736.24
	iv	Late Fee Reimbursements	168,595.88	163,048.49	593,268.73	$402,986.21	65,549.95
	v	Interest Reimbursements	37,174.95	38,728.60	1,540,478.40	$1,251,432.65	253,867.48
	vi	Other System Adjustments	—	—	—	$—	—
	vii	Special Allowance Payments	4,330,108.12	3,370,454.19	2,776,102.68	$87,887.41	—
	viii	Subsidy Payments	1,707,125.17	2,091,065.91	12,165,918.39	22,778,596.05	—

	ix	Total Interest Collections	$9,510,625.57	$9,267,342.72	$35,568,540.40	$42,239,884.20	$2,851,464.53

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,358.89	$1,133.26	$6,508.87	$(1,115,753.29)	$(499,114.44)
	ii	Capitalized Interest	2,721,812.41	4,746,465.74	25,860,848.61	25,161,208.89	2,283,213.85

	iii	Total Non-Cash Interest Adjustments	$2,723,171.30	$4,747,599.00	$25,867,357.48	$24,045,455.60	$1,784,099.41

	Total Student Loan Interest Activity		$12,233,796.87	$14,014,941.72	$61,435,897.88	$66,285,339.80	$4,635,563.94

(=)	Ending Student Loan Portfolio Balance		$929,205,505.56	$1,016,017,889.65	$1,135,626,011.46	$1,585,378,440.83	$1,925,930,417.36
(+)	Interest to be Capitalized		$25,467,094.28	$26,030,049.17	$27,772,751.70	$42,677,455.40	$45,305,709.59

(=)	TOTAL POOL		$954,672,599.84	$1,042,047,938.82	$1,163,398,763.16	$1,628,055,896.23	$1,971,236,126.95

(+)	Reserve Account Balance		$2,386,681.50	$2,605,119.85	$2,908,496.91	$4,070,139.74	$4,928,090.32

(=)	Total Adjusted Pool		$957,059,281.34	$1,044,653,058.67	$1,166,307,260.07	$1,632,126,035.97	$1,976,164,217.27

XII. 2002-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-02	$1,971,236,127	6.18%
Mar-03	$1,924,631,663	7.46%
Jun-03	$1,883,696,847	7.56%
Sep-03	$1,782,179,555	10.59%
Dec-03	$1,628,055,896	14.69%
Mar-04	$1,488,326,911	16.98%
Jun-04	$1,440,475,173	15.80%
Sep-04	$1,303,458,469	17.68%
Dec-04	$1,163,398,763	19.57%
Mar-05	$1,042,047,939	20.78%
Jun-05	$954,672,600	21.09%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.